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EXHIBIT 99.1--Portion of Press Release dated September 25, 2001
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REDBACK NETWORKS EXPECTS LOWER THIRD QUARTER 2001 RESULTS

SAN JOSE, Calif., September 25, 2001 - Redback Networks Inc. (NASDAQ: RBAK) today announced that it expects revenue in the current fiscal quarter ending September 30, 2001 will be approximately $35 to $40 million. These projections are preliminary and subject to change as final orders are processed through the end of the quarter.

"With the uncertainty surrounding the events of September 11, the Company saw several of its September sales orders and revenue shipments rescheduled or cancelled. The economic effects of these events are aggravating an already weak telecommunications equipment market, causing the timing of a recovery to be difficult to predict," said Kevin DeNuccio, president and chief executive officer at Redback. "As a result, the Company will be taking near term actions to significantly reduce its cost structure." These proposed actions will likely result in charges for excess inventory and commitments, goodwill and other asset impairment, and restructuring.

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Redback is a U.S. Registered Trademark; Subscriber Management System and
SmartEdge are Trademarks of Redback Networks Inc. Other trademarks, service marks, and trade names belong to their respective owners.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, including statements regarding Redback Networks' expectations, beliefs, intentions or strategies regarding the future. Forward-looking statements include statements regarding future sales, product deployment and network configurations. All forward-looking statements included in this document are based upon information available to Redback


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Networks as of the date hereof, and Redback Networks assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These and other risks relating to Redback Networks' business are set forth in the documents filed by Redback Networks with the Securities and Exchange Commission, specifically the most recent report on Form 10-Q, and the other reports filed from time to time with the Securities and Exchange Commission.